UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2010

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2010, Auxilium Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders. Matters voted on by stockholders included (1) the election of nine directors to the Company’s Board of Directors; (2) the approval of the amendment and restatement of the Company’s 2006 Employee Stock Purchase Plan (the “Plan”) to increase the number of shares of Company common stock authorized for issuance under the Plan by 500,000 shares from 300,000 to 800,000 shares; and (3) the ratification of the selection by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Each matter was described in detail in the Company’s 2010 Proxy Statement that was sent to stockholders and filed with the U.S. Securities and Exchange Commission on April 30, 2010. The results of the stockholders’ votes are reported below:

1. With respect to the election of directors, the following directors were elected by the indicated votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Rolf A. Classon	35,078,024	2,188,389	2,957,433
Al Altomari	37,125,117	141,296	2,957,433
Armando Anido	37,235,363	31,050	2,957,433
Edwin A. Bescherer, Jr.	37,116,747	149,666	2,957,433
Philippe O. Chambon, M.D.	35,245,017	2,021,396	2,957,433
Oliver S. Fetzer, Ph.D.	35,240,256	2,026,157	2,957,433
Paul A. Friedman, M.D.	37,230,011	36,402	2,957,433
Renato Fuchs, Ph.D.	37,240,183	26,230	2,957,433
William T. McKee	37,121,187	145,226	2,957,433

2. With respect to the approval of the amendment and restatement of the Plan to increase the number of shares of Company common stock authorized for issuance under the Plan by 500,000 shares from 300,000 to 800,000 shares, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
37,147,718	112,829	5,866	2,957,433

3. With respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
39,993,221	226,053	4,572	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 8, 2010	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

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